UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No.1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2013

IXYS Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-26124	77-0140882
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1590 Buckeye Drive, Milpitas, California 95035

(Address of principal executive offices) (Zip Code)

(408) 457-9000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On July 2, 2013, IXYS Corporation, or IXYS, filed a Current Report on Form 8-K reporting the completion on June 27, 2013 of its previously announced acquisition of certain assets (the “MCU Business”) pursuant to the Asset Purchase Agreement dated May 25, 2013 by and among IXYS, IXYS Intl Limited and Samsung Electronics Co. Ltd (“Samsung”). This Amendment No. 1 to the initial Form 8-K is being filed to provide the financial statements described under Item 9.01 below.

Based on information provided by Samsung, revenues generated by the MCU Business for the calendar year ended December 31, 2012 (Samsung’s fiscal year-end) were $89.1 million, or approximately 0.05% of the total revenues of Samsung ($187.8 billion for the fiscal year 2012). It was not practical to obtain full financial statements for the MCU Business. The statements of assets acquired and statements of net revenues and direct operating expenses are being presented in lieu of the full financial statements in satisfaction of Rule 3-05 of Regulation S-X.

Samsung’s fiscal year ends on December 31, while IXYS’ fiscal year ends on March 31. As such, the financial information of the MCU Business reported in this form is presented to align with the reporting periods of IXYS’ fiscal year and quarters. Information for the fiscal year ended on March 31, 2013 is comparable with the MCU Business’ fiscal year ended on December 31, 2012 and IXYS’ first quarter ended on June 30, 2013 is comparable to the MCU Business’ first quarter ended on March 31, 2013. Those periods have been reflected below for the financial information of the MCU Business and pro forma condensed combined unaudited statements of operations. No pro forma balance sheet is required to be filed in this Form 8-K/A, as the June 30, 2013 balance sheet of IXYS includes the effects of the acquisition.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

The following financial statements of the MCU Business are filed as Exhibit 99.1 and incorporated herein by reference:

i.	Audited statements of assets acquired of the MCU Business, as of December 31, 2012 and 2011 and statements of net revenues and direct operating expenses of the MCU Business for the three years ended December 31, 2012, and unaudited statements of assets acquired of the MCU Business as of March 31, 2013 and statements of net revenues and direct operating expenses of the MCU Business for the three months ended March 31, 2013 and March 31, 2012.

(b) Pro Forma Financial Information

The following unaudited pro forma condensed combined consolidated financial statements of IXYS and the MCU Business are filed as Exhibit 99.2 and incorporated herein by reference:

i.	Unaudited pro forma condensed combined consolidated statement of operations for the year ended March 31, 2013.

ii.	Unaudited pro forma condensed combined consolidated statement of operations for the quarter ended June 30, 2013.

iii.	Notes to the unaudited pro forma condensed combined consolidated financial statements.

(d) Exhibits

23.1	Consent of Independent Accountants.

99.1	Audited statements of assets acquired of the MCU Business, as of December 31, 2012 and 2011 and statements of net revenues and direct operating expenses of the MCU Business for the three years ended December 31, 2012, and unaudited statements of assets acquired of the MCU Business as of March 31, 2013 and statements of net revenues and direct operating expenses of the MCU Business for the three months ended March 31, 2013 and March 31, 2012.

99.2	IXYS Corporation and the MCU Business unaudited pro forma condensed combined consolidated statement of operations for the fiscal year ended March 31, 2013, the quarter ended June 30, 2013 and notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 10, 2013	IXYS CORPORATION

	By:	/s/ Uzi Sasson
		Name:	Uzi Sasson
		Title:	President and Chief Financial Officer

INDEX TO EXHIBIT LIST

Exhibit
No.	Description

23.1	Consent of Independent Accountants.

99.1	Audited statements of assets acquired of the MCU Business, as of December 31, 2012 and 2011 and statements of net revenues and direct operating expenses of the MCU Business for the three years ended December 31, 2012, and unaudited statements of assets acquired of the MCU Business as of March 31, 2013 and statements of net revenues and direct operating expenses of the MCU Business for the three months ended March 31, 2013 and March 31, 2012.

99.2	IXYS Corporation and the MCU Business unaudited pro forma condensed combined consolidated statement of operations for the fiscal year ended March 31, 2013, the quarter ended June 30, 2013 and notes.

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